ADDITIONAL BENEFITS SPECIFICATIONS

GUARANTEED LIVING WITHDRAWAL BENEFIT OPTION RIDER:

[Marketing Name]

[Rider Form Number: DLIC21-VA-GLWBFLEX-02-IC]

Covered Person:	[John Doe]

Effective Date:	[Issue Date]

Adjustment Base Rate:	[X.XX%]

Adjustment Reference Rate market:	[Arithmetic average of the 10-year Constant Maturity Treasury rate and 30-year Constant Maturity Treasury rate, which rates are reported by the U.S. Department of the Treasury]

Election Lockout Period:	[1 Contract Year]

Maximum Election Date Contract Value:	[$3,000,000]

Minimum Age:	[55]

Maximum Age:	[80]

Restricted Riders:	[Guaranteed Minimum Accumulation Benefit Rider
Guaranteed Market Protection Benefit Rider]

Bonus Period:	A period ending after the earlier of [10] Contract Years and the Income Start Date

Bonus Rate:	[7.0]%

Termination Lockout Period:	[5] years

Annual Rider Fee Rate:	[1.25]%

The above-listed Annual Rider Fee Rate is guaranteed for the life of the Rider unless increased upon a Step-Up as described in the Rider. The Annual Rider Fee Rate will never exceed the Maximum Annual Rider Fee Rate indicated below.

Maximum Annual Rider Fee Rate:	[1.95%]

Rider Fee Lock Period:	[2 years]

DLIC21-VA-ABPGLWBFLEX-02-IC	[3-E]

Lifetime Withdrawal Percentages:

Attained Age of Covered	Benefit Percentage
or Joint Covered Person	Single Life		Joint Life
[55 – 59]	[3.75	]%	[3.10	]%
[60 – 64]	[4.25	]%	[3.60	]%
[65 – 69]	[5.25	]%	[4.60	]%
[70 – 74]	[5.50	]%	[4.85	]%
[75 – 79]	[5.75	]%	[5.10	]%
[80 – 84]	[6.00	]%	[5.35	]%
[85 - 89]	[6.25	]%	[5.60	]%
[90+]	[6.25	]%	[5.60	]%

Lifetime Withdrawal Adjustment Factors:

Adjustment Election Rate minus Adjustment Base Rate	Lifetime Withdrawal Adjustment Factor
[-1.51% and lower]	[-0.60	%]
[-1.50% to -1.26%]	[-0.50	%]
[-1.25% to -1.01%]	[-0.40	%]
[-1.00% to -0.76%]	[-0.30	%]
[-0.75% to -0.51%]	[-0.20	%]
[-0.50% to -0.26%]	[-0.10	%]
[-0.25% to -0.01%]	[0.00	%]
[0.00% to 0.25%]	[0.00	%]
[0.26% to 0.50%]	[0.10	%]
[0.51% to 0.75%]	[0.20	%]
[0.76% to 1.00%]	[0.30	%]
[1.01% to 1.25%]	[0.40	%]
[1.26% to 1.50%]	[0.50	%]
[1.51% to 1.75%]	[0.60	%]
[1.76% to 2.00%]	[0.70	%]
[2.01% to 2.25%]	[0.80	%]
[2.26% to 2.50%]	[0.90	%]
[2.51% to 2.75%]	[1.00	%]
[2.76% to 3.00%]	[1.10	%]
[3.01% to 3.25%]	[1.20	%]
[3.26% to 3.50%]	[1.30	%]
[3.51% to 3.75%]	[1.40	%]
[3.76% to 4.00%]	[1.50	%]
[4.01% to 4.25%]	[1.60	%]
[4.26% and greater]	[1.70	%]

DLIC21-VA-ABPGLWBFLEX-02-IC	[3-F]

Designated Investment Option Subaccount Listing:

[AB VPS Balanced Wealth Strategy

American Funds IS® Asset Allocation

American Funds IS® Global Balanced

BlackRock iShares Dynamic Allocation V.I.

BlackRock Global Allocation V.I.

Columbia VP Balanced

First Trust/Dow Jones Dividend & Income Allocation

Franklin Allocation VIP

Franklin Income VIP

Invesco Oppenheimer VI Conservative Balanced

Invesco VI Core Plus Bond

Janus Henderson VIT Balanced

JPMorgan Insurance Trust Income Builder

MFS® VIT III Conservative Allocation

MFS® VIT III Moderate Allocation

MFS® VIT Total Return

Morgan Stanley VIF Global Strategist

Putnam VT George Putnam Balanced

Putnam VT Global Asset Allocation

QS Variable Conservative Growth]

DLIC21-VA-ABPGLWBFLEX-02-IC	[3-G]